SUBSIDIARIES OF BELL & HOWELL COMPANY
                             (Delaware Corporation)
                                February 15, 1998

Bell & Howell Company
Subsidiaries are 100% owned by
Bell & Howell Company unless
otherwise indicated

                                                    Incorporation
                                                    -------------
Bell & Howell A-V Limited                           United Kingdom
(100% owned by Bell & Howell Company;
1 share held by a director for Bell & Howell Company)


Bell & Howell Company (Nameholding)                 Nevada


Bell & Howell Cope Company                          Delaware

Bell & Howell Document Management
Products Company                                    Delaware


Bell & Howell Financial Services Company            Delaware
(Formerly known as Bell & Howell
Acceptance Corporation)
- BHAC Leasing Corporation
(100% owned by Bell & Howell Financial
Services Company)


Bell & Howell Foreign Sales Corporation             Barbados


Bell & Howell France S.A.                           France
(97% owned by Bell & Howell Company;
 3% owned by Bell & Howell GmbH;
 9 shares held by individuals as required by By-Laws)

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Bell & Howell Company - Subsidiary                  Incorporation
----------------------------------                  -------------

Bell & Howell GmbH                                  Germany

-  Bell & Howell AG                                 Switzerland
(100% owned by Bell & Howell GmbH)



-  Bell & Howell Ges.m.b.H.                         Austria
(100% owned by Bell & Howell GmbH)


Bell & Howell International Services Company        Delaware


Bell & Howell Limited                               United Kingdom
(100% owned by Bell & Howell Company;
1 share held by director for Bell & Howell Company)

- Micromedia Limited                                United Kingdom
(100% owned by Bell & Howell Limited;
1 share held by a director for Bell & Howell Limited)


Bell & Howell Ltd                                   Canada

- Bell & Howell (Quebec) Ltd./Bell & Howell         Quebec
(Quebec) Ltee
(100% owned by Bell & Howell Ltd; 5 shares held by officers and directors for Bell & Howell Ltd)


Bell & Howell Mail Processing Systems Company       Delaware
(Formerly known as Bell & Howell
Phillipsburg Company)


Bell & Howell Mailmobile Company                    Delaware


Bell & Howell Europa BV                             Netherlands
(Formerly known as Bell & Howell Nederland BV)


Bell & Howell Nederlands BV                         Netherlands
(formerly known as Pretec Precisie Techniek BV)
(100% owned by Bell & Howell Europa BV)

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Bell & Howell Company - Subsidiary                  Incorporation
----------------------------------                  -------------

Bell & Howell Postal Systems Inc.                   Delaware
(Formerly known as Bell & Howell
Documail Systems Company)


Bell & Howell Publication Systems Company           Delaware

- Bell & Howell Publication Systems Company BV      Netherlands
(100% owned by Bell & Howell Publication Systems
Company)


Bell & Howell Paperwise Company                     Delaware


Bell & Howell PW Licensing Company                  Delaware


Bell & Howell (Singapore) Pte Ltd.                  Singapore


UMI Company                                         Delaware
(Formerly University Microfilms, Inc.)

- DataTimes Corporation                             Oklahoma
(100% owned by UMI Company)

- DataTimes (UK)                                    England

- DataTimes Worldwide Corporation                   Oklahoma
(100% owned by DataTimes Corporation)

- DataTimes Global Information Corporation          Oklahoma
(100% owned by DataTimes Corporation)

-  UMI Information Store, Inc.                      Delaware
(100% owned by UMI Company)
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